EXHIBIT 2.1

                       RESTATED ARTICLES OF INCORPORATION




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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              BRAVO RESOURCES LTD.

The undersigned, being the President and Secretary and sole director of Bravo Resources Ltd., a Nevada corporation (hereinafter referred to as the
"Corporation"), having been authorized to execute these Restated Articles of Incorporation, hereby certifies to the Secretary of State of the State of Nevada that:

FIRST: The   Corporation  desires  to  amend  and  restate   its   Articles   of
         Incorporation as currently in effect as hereinafter provided.

SECOND: The provisions set forth in these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended to the date hereof.

THIRD:   The  undersigned  declares  that  he  is  the  sole  director  of   the
         Corporation.

FOURTH: The undersigned affirmatively declares that to the date of this certificate, no stock of the Corporation has been issued.

FIFTH: The Articles of Incorporation of the Corporation, as amended and restated, are set forth on Exhibit A attached hereto.


                                     /s/ DANIEL SAVINO
                                     -------------------------------------------
                                     Daniel Savino, President and Secretary
                                     Sole Director




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                                    Exhibit A

                                    ARTICLE I
                                      NAME

         The name of the Corporation is:

                              BRAVO RESOURCES LTD.


                                   ARTICLE II
                                     OFFICES

         This Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the state of Nevada as well as within the State of Nevada.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the laws of the State of Nevada.


                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

         The total authorized capital stock of the Corporation is 50,000,000 shares of common stock, with a par value of $0.001 par value per share, and 1,000,000 shares of preferred stock, with a par value of $0.01 per share. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

         No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

         The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine.




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                                    ARTICLE V
                                    DIRECTORS

         The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of Directors shall not be reduced to fewer than one (1).


                                   ARTICLE VI
                     CAPITAL STOCK NOT SUBJECT TO ASSESSMENT

         The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.


                                   ARTICLE VII
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a Director or Officer of the Corporation, he is or was serving at the request of the Corporation as a Director, Officer, Employee, or Agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a Director, Officer, Employee, or Agent of the Corporation to the extent and in the manner provided in any By-Law, resolution of the Stockholders or Directors, contract, or otherwise, so long as such provision is legally permissible.


                                  ARTICLE VIII
                                COMMON DIRECTORS

         As provided by Nevada Revised  Statutes 78.140,  without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its Officers, Agents, or Directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.


                                   ARTICLE IX
                                    EXISTENCE

         The Corporation is to have perpetual existence.



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                                    ARTICLE X
                        POWERS OF THE BOARD OF DIRECTORS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         o Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

         o To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

         o By resolution passed by a majority of the whole Board, to designate one (1) of more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

         o When and as authorized by the affirmative vote of the Stockholders holding stockentitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease, or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

         The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Nevada General Corporation Law provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.


                                   ARTICLE XI
                               PRE-EMPTIVE RIGHTS

         No Stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures, or securities convertible into stock, but such additional shares of stock or other securities

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convertible into stock may be issued or disposed  of by the  Board of  Directors to such persons and on such terms as in its discretion it shall deem advisable.


                                   ARTICLE XII
                       LIABILITY OF DIRECTORS AND OFFICERS

         No Director, Officer, or Agent, to include counsel, shall be personally liable to the Corporation or any of its Stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent, or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Officer of the Corporation for acts or omissions prior to such repeal or modification.


                                  ARTICLE XIII
                    RIGHT TO AMEND, ALTER, CHANGE, OR REPEAL

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


                                   ARTICLE XIV
             ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

         This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation.







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